Exhibit 99.1

NEWS RELEASE

Investor Contact Graham Sones, VP – Investor Relations ir@kodiakgas.com (936) 755-3529
    Kodiak Gas Services Announces $50 Million Share Repurchase
THE WOODLANDS, TX — August 11, 2025 — Kodiak Gas Services, Inc. (NYSE: KGS), (“Kodiak” or the “Company”) today announced the repurchase of $50 million of its common stock (the “Repurchase”) from Frontier TopCo Partnership, L.P., an affiliate of the funds known as EQT Infrastructure III and EQT Infrastructure IV (the “Selling Stockholder”). The Repurchase was unanimously approved by a special committee of the Company’s board of directors comprised solely of independent, disinterested directors.
“Share repurchases are an integral part of our capital allocation policy and shareholder return framework,” said Mickey McKee, Kodiak’s President and Chief Executive Officer. “We’re pleased to execute this transaction under our expanded repurchase authorization and will continue to evaluate share repurchases as a tool to increase shareholder value.”
Repurchase Summary
Kodiak agreed to repurchase 1,508,750 shares of its common stock, par value $0.01 per share, for a total purchase price of $50 million from the Selling Stockholder. The purchase price was $33.14 per share, the closing price of Kodiak’s stock on August 11, 2025. The stock repurchase agreement contains customary representations and warranties and the Repurchase is expected to close on August 12, 2025.
After the Repurchase, the Selling Stockholder’s ownership of Kodiak's common stock will be less than 35%.
The Repurchase was conducted pursuant to Kodiak’s existing share repurchase program. Following the Repurchase, approximately $65 million remains available for repurchase under Kodiak’s share repurchase program.
Stockholders’ Agreement
The Repurchase reduced the Selling Stockholder’s beneficial ownership in the Company below 35%, triggering certain changes under the Stockholders’ Agreement, dated July 3, 2023, between the Company and the Selling Stockholder (the "Stockholders’ Agreement"). Most notably, the Selling Stockholder will now have the right to designate or nominate only one director to the Company’s board of directors and the Selling Stockholder’s approval of certain corporate actions by the Company will no longer be required.
About Kodiak
Kodiak is a leading contract compression services provider in the United States, serving as a critical link in the infrastructure that enables the safe and reliable production and transportation of natural gas and oil. Headquartered in The Woodlands, Texas, Kodiak provides contract compression and related services to oil and gas producers and midstream customers in high–volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than statements of historical fact. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. They include statements regarding the Repurchase and the Stockholders’ Agreement. Although Kodiak believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Kodiak can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under “Risk Factors” in Item 1A of Kodiak’s annual report on Form 10-K for the year ended December 31, 2024 and any updates to those factors set forth in Kodiak’s subsequent quarterly reports on Form 10-Q. Kodiak undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

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